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                                                                   EXHIBIT 23(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our reports dated February 10, 1998, relating to the consolidated financial statements of USX Corporation, the financial statements of the Marathon Group, and the financial statements of the U. S. Steel Group, appearing on pages U-1, M-1, and S-1, respectively, of the Annual Report on Form 10-K of USX Corporation for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP



PRICEWATERHOUSECOOPERS LLP

Pittsburgh, Pennsylvania

July 20, 1998